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                                                                   EXHIBIT 10.65

February 20, 2004

Dr. Michael R. Knapp
949 Addison Avenue
Palo Alto, CA 94301

Dear Mike:

This letter sets forth the agreement that you and Caliper Life Sciences, Inc. (f/k/a Caliper Technologies Corp ("Caliper") have reached regarding a modification of the terms of the letter agreement dated July 8. 2003 between you and Caliper (the "Separation Agreement") relating to the terms of the termination of your employment by Caliper.

         1. Paragraph 2(h)(i) of the Separation Agreement is hereby amended and restated in full to read as follows:

                  "(i) SALARY CONTINUATION. The Company will pay you severance in form of salary continuation of your base salary in effect on the Separation Date ($29,167) per month) for a period of six months following the Separation Date (the "Salary Continuation"). The Salary Continuation will be paid on the Company's ordinary payroll dates and will be subject to standard payroll deductions and withholdings. The Salary Continuation will continue for six months until a total of $175,002 has been paid to you, even if you commence full-time employment with another business entity"

         2. The first sentence of paragraph 3(c) of the Separation Agreement is hereby amended and restated in full to read as follows:

         "During the Consulting Period, the Company will pay you $400 per hour "Consulting Fees for your services; provided, however, that the first five (5) days of consulting services provided by you hereunder shall be at a rate of $100 per day."

         3. Except as expressly modified pursuant to this letter amendment, the Separation Agreement shall remain in full force and effect.

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Dr. Michael R. Knapp
Page 2

If this letter amendment is acceptable to you, please sign below and return the original to me.

Sincerely,

CALIPER LIFE SCIENCES, INC.

By: /s/Stephen Creager
    ------------------------------------
     Stephen E. Creager
     Vice President and General Counsel

AGREED:

/s/ Michael Knapp
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MICHAEL R. KNAPP

Dated:  March 2, 2004